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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 15, 1996 included in Allwaste, Inc.'s Form 10-K for the year ended August 31, 1996 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP


Houston, Texas
January 31, 1997